Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$90,735,750
Unrealized Gain (Loss) on Market Value of Commodity Futures	(16,118,020)
Dividend Income	1,038,337
Interest Income	949,777
ETF Transaction Fees	11,550
Total Income (Loss)	$76,617,394

Expenses
General Partner Management Fees	$414,516
Professional Fees	84,161
Brokerage Commissions	44,117
Directors' Fees and Insurance	11,515
Total Expenses	$554,309
Net Income (Loss)	$76,063,085

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/26	$620,942,000
Additions (2,700,000 Shares)	166,191,068
Withdrawals (3,750,000 Shares)	(220,451,749)
Net Income (Loss)	76,063,085

Net Asset Value End of Month	$642,744,404
Net Asset Value Per Share (10,700,000 Shares)	$60.07

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596